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                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 31, 1995 on our audits of the consolidated financial statements of Prideco, Inc. and subsidiaries included in the Energy Ventures, Inc. Form 8-K/A dated August 17, 1995 and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP



Houston, Texas


August 31, 1995